Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER 2017 RESULTS
Strengthens Balance Sheet with $274 Million of Asset Sales Year-to-Date

BETHESDA, MD, April 19, 2017 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended March 31, 2017. The Company’s results include the following:

	First Quarter
	2017	2016	% Var.
	($'s in millions except per share/unit data)

Net income attributable to common shareholders(1)	$76.1	$6.0	1,168.3%
Net income attributable to common shareholders per diluted share(1)	$0.67	$0.05	1,240.0%

RevPAR(2)	$177.56	$175.03	1.4%
Hotel EBITDA Margin(2)	27.5%	27.0%
Hotel EBITDA Margin Growth(2)	50 bps

Total Revenues	$254.4	$260.1	-2.2%
EBITDA(1,2)	$135.6	$62.9	115.6%
Adjusted EBITDA(2)	$61.8	$65.0	-4.9%
Note: Adjusted EBITDA in the first quarter of 2016 includes $6.1 million for assets that the Company sold in July 2016 and January 2017.

FFO(2)	$49.0	$53.6	-8.6%
Adjusted FFO(2)	$51.3	$55.6	-7.7%
FFO per diluted share/unit(2)	$0.43	$0.47	-8.5%
Adjusted FFO per diluted share/unit(2)	$0.45	$0.49	-8.2%

(1) 2017 net income and EBITDA (as defined below) include $74.4 million of gains from the sales of the Hotel Deca, Lansdowne Resort, and Alexis Hotel.
(2) See tables later in this press release, which list adjustments that reconcile net income attributable to common shareholders to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations attributable to common shareholders and unitholders (“FFO”), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and pro forma hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release. Room revenue per available room (“RevPAR”) is presented on a pro forma basis to reflect hotels in the Company’s current portfolio. See “Statistical Data for the Hotels - Pro Forma” later in this press release.

“We are proud that our teams continue to operate with excellent efficiency across the portfolio, as evidenced by a decline in hotel operating expenses during the first quarter,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties.

“We have been opportunistic in selling four hotels this year, and we are pleased to use part of these proceeds to redeem our Series H Preferred Shares,” added Mr. Barnello.

First Quarter Results

▪
Net Income: The Company’s net income attributable to common shareholders was $76.1 million, which increased 1,168.3% from the first quarter of 2016, due in part to $74.4 million in combined gains relating to the sales of Hotel Deca, Lansdowne Resort, and Alexis Hotel.

▪	RevPAR: The Company’s RevPAR increased 1.4% to $177.56, driven by 1.2% growth in average daily rate to $228.39 and a 0.2% gain in occupancy to 77.7%.

▪
Hotel EBITDA Margin: The Company’s hotel EBITDA margin expanded by 50 basis points from the comparable prior year period to 27.5%. The Company’s hotel expenses declined by 1.1% from the first quarter of 2016.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $61.8 million, a decrease of $3.2 million from the first quarter of 2016. First quarter 2016 adjusted EBITDA included $6.1 million from three assets the Company sold in July 2016 and January 2017: Indianapolis Marriott Downtown, the mezzanine loan on Shutters on the Beach and Casa Del Mar, and Hotel Deca.

▪	Adjusted FFO: The Company generated adjusted FFO of $51.3 million, or $0.45 per diluted share/unit, compared to $55.6 million, or $0.49 per diluted share/unit, for the comparable prior year period.

Disposition and Investment Activity

▪
Asset Sales: Year-to-date, the Company completed four asset sales for $273.9 million, at an average 6.5% trailing net operating income (“NOI”) capitalization rate. The Company will use proceeds from the asset sales to redeem the $68.8 million outstanding of 7.5% Series H Cumulative Redeemable Preferred Shares (the “Series H Preferred Shares”) and for general corporate purposes.

•
In January 2017, the Company sold Hotel Deca in Seattle, Washington for $55.0 million, which reflected a 6.7% trailing NOI capitalization rate. The Company acquired the hotel in December 2005 for $26.4 million.

•
In March 2017, the Company sold Lansdowne Resort in Lansdowne, Virginia for $133.0 million, which reflected a 6.8% trailing NOI capitalization rate. The Company acquired the hotel in June 2003 for $115.8 million.

•
Also in March 2017, the Company sold Alexis Hotel in Seattle, Washington for $71.6 million, which reflected a 5.6% trailing NOI capitalization rate. The Company acquired the hotel in June 2006 for $38.0 million.

•
In April 2017, the Company sold its leasehold interest in Hotel Triton in San Francisco, California for $14.25 million, which reflected a 7.8% trailing NOI capitalization rate. The Company acquired the hotel in August 2013 for $10.9 million.

▪
Capital Investments: During the quarter, the Company invested $12.6 million of capital in its hotels. The Company completed room renovations at L’Auberge Del Mar and Embassy Suites Philadelphia - Center City. As a result of the asset sales, the Company is lowering its 2017 anticipated capital expenditures to a range of $130.0 million to $150.0 million. Previously, the Company anticipated investing between $130.0 million and $170.0 million of capital in its hotels during 2017.

Balance Sheet and Capital Markets Activities

▪
Balance Sheet Summary as of March 31, 2017: The Company had total outstanding debt of $1.1 billion, and total net debt to trailing 12 month Corporate EBITDA (as defined in the financial covenant section of the Company’s senior unsecured credit facility) was 2.9 times, which only reflects $26.3 million of the full $361.4 million of cash and cash equivalents on its balance sheet. The Company’s fixed charge coverage ratio was 5.9 times, and its weighted average interest rate for the first quarter was 2.7%. The Company had capacity of $772.5 million available on its credit facilities.

▪
Credit Facility Refinancing: On January 10, 2017, the Company refinanced $1.05 billion of debt, reducing the interest cost on its $750.0 million revolver and $300.0 million five-year term loan and extending their maturities to January 2022 (including the exercise of extension options pursuant to certain conditions).

▪
Share Repurchase Authorization: In February 2017, the Company’s Board of Trustees authorized an expanded share repurchase program to acquire up to an additional $500.0 million of the Company’s common shares. Including the previous authorization, the Company now has $569.8 million of capacity remaining in its share repurchase program. The Board of Trustees authorized the expanded program to increase the Company’s flexibility to execute opportunistic repurchases when it believes share buybacks are an accretive use of funds that will enhance shareholder value. The program does not obligate the Company to acquire any specific number of shares and, as a result, there is no guarantee as to the number of shares that will be repurchased (if any) or the timing of such repurchases. The Company did not acquire any common shares during the first quarter of 2017 or to date during the second quarter of 2017.

Dividend
On March 15, 2017, the Company declared a first quarter 2017 dividend of $0.45 per common share of beneficial interest. The dividend represents an annual run rate of $1.80 per share and a 6.2% yield based on the closing share price on April 18, 2017.

Subsequent Event - Series H Preferred Shares Redemption Announcement
On April 3, 2017, the Company provided notice to the holders of its 7.5% Series H Preferred Shares of the redemption of all 2,750,000 of its issued and outstanding Series H Preferred Shares. The cash redemption price for the Series H Preferred Shares is $25.00 per share, plus accrued and unpaid dividends through the redemption date. The redemption date will be May 4, 2017. After the redemption date, dividends on the Series H Preferred Shares will cease to accrue.

Earnings Call
The Company will conduct its quarterly conference call on Thursday, April 20, 2017 at 11:00 AM eastern time. To participate in the conference call, please dial (877) 604-9665. Additionally, a live webcast of the conference call will be available through the Company’s website. A replay of the conference call webcast will also be archived and available online through the Investor Relations section of the Company’s website.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 42 properties, which are upscale, full-service hotels, totaling approximately 10,700 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Hilton Hotels Corporation, Marriott International, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, Two Roads Hospitality, Davidson Hotel Company, Kimpton Hotel & Restaurant Group, LLC, Accor, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels, Access Hotels & Resorts, and Provenance Hotels.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project," “may,” “plan,” “seek,” “should,” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s asset management strategies, use of sale proceeds and capital expenditure program. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:
Kenneth G. Fuller or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share data)
(unaudited)

	For the three months ended
	March 31,
	2017	2016
Revenues:
Hotel operating revenues:
Room	$178,365	$181,420
Food and beverage	52,304	56,347
Other operating department	20,367	20,643
Total hotel operating revenues	251,036	258,410
Other income	3,369	1,694
Total revenues	254,405	260,104
Expenses:
Hotel operating expenses:
Room	52,323	52,291
Food and beverage	39,148	42,908
Other direct	4,184	3,683
Other indirect	69,656	71,915
Total hotel operating expenses	165,311	170,797
Depreciation and amortization	47,263	47,628
Real estate taxes, personal property taxes and insurance	16,115	16,191
Ground rent	3,385	3,813
General and administrative	6,554	5,830
Other expenses	1,918	2,178
Total operating expenses	240,546	246,437
Operating income	13,859	13,667
Interest income	142	1,654
Interest expense	(9,827)	(11,867)
Loss from extinguishment of debt	(1,706)	0
Income before income tax benefit	2,468	3,454
Income tax benefit	4,773	5,620
Income before gain on sale of properties	7,241	9,074
Gain on sale of properties	74,358	0
Net income	81,599	9,074
Noncontrolling interests of common units in Operating Partnership	(110)	(15)
Net income attributable to the Company	81,489	9,059
Distributions to preferred shareholders	(5,405)	(3,042)
Net income attributable to common shareholders	$76,084	$6,017

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income (Loss) - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended
	March 31,
	2017	2016
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.67	$0.05
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.67	$0.05
Weighted average number of common shares outstanding:
Basic	112,923,719	112,748,492
Diluted	113,306,209	113,108,158

Comprehensive Income (Loss):
Net income	$81,599	$9,074
Other comprehensive income (loss):
Unrealized gain (loss) on interest rate derivative instruments	1,124	(14,252)
Reclassification adjustment for amounts recognized in net income	985	1,780
	83,708	(3,398)
Noncontrolling interests of common units in Operating Partnership	(112)	1
Comprehensive income (loss) attributable to the Company	$83,596	$(3,397)

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended
	March 31,
	2017	2016
Net income attributable to common shareholders	$76,084	$6,017
Depreciation	47,131	47,494
Amortization of deferred lease costs	79	80
Noncontrolling interests of common units in Operating Partnership	110	15
Less: Gain on sale of properties	(74,358)	0
FFO attributable to common shareholders and unitholders	$49,046	$53,606
Pre-opening, management transition and severance expenses	82	1,546
Loss from extinguishment of debt	1,706	0
Non-cash ground rent	465	477
Adjusted FFO attributable to common shareholders and unitholders	$51,299	$55,629
Weighted average number of common shares and units outstanding:
Basic	113,068,942	112,893,715
Diluted	113,451,432	113,253,381
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.43	$0.47
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.45	$0.49

	For the three months ended
	March 31,
	2017	2016
Net income attributable to common shareholders	$76,084	$6,017
Interest expense	9,827	11,867
Loss from extinguishment of debt	1,706	0
Income tax benefit	(4,773)	(5,620)
Depreciation and amortization	47,263	47,628
Noncontrolling interests of common units in Operating Partnership	110	15
Distributions to preferred shareholders	5,405	3,042
EBITDA	$135,622	$62,949
Pre-opening, management transition and severance expenses	82	1,546
Gain on sale of properties	(74,358)	0
Non-cash ground rent	465	477
Adjusted EBITDA	$61,811	$64,972
Corporate expense	8,632	6,724
Interest and other income	(3,512)	(3,349)
Pro forma hotel level adjustments, net(1)	(1,831)	(4,147)
Hotel EBITDA	$65,100	$64,200

(1)
Pro forma excludes Mason & Rook Hotel for the period the hotel was closed for renovation during the first quarter of 2016 and the comparable period in 2017. Pro forma excludes Hotel Deca, Lansdowne Resort and Alexis Hotel due to their dispositions during the first quarter of 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended
	March 31,
	2017	2016
Revenues:
Room	$171,092	$170,447
Food and beverage	47,561	49,466
Other	18,126	17,947
Total hotel revenues	236,779	237,860

Expenses:
Room	50,350	50,153
Food and beverage	35,722	38,420
Other direct	2,514	2,458
General and administrative	18,615	18,579
Information and telecommunications systems	4,274	3,979
Sales and marketing	18,493	18,253
Management fees	6,848	6,843
Property operations and maintenance	9,173	8,951
Energy and utilities	6,500	6,333
Property taxes	13,862	13,548
Other fixed expenses(2)	5,328	6,143
Total hotel expenses	171,679	173,660

Hotel EBITDA	$65,100	$64,200

Hotel EBITDA Margin	27.5%	27.0%

(1)
This schedule includes the operating data for the three months ended March 31, 2017 for all properties owned by the Company as of March 31, 2017. Mason & Rook Hotel is excluded from the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016. Pro forma excludes the results of operations of Hotel Deca, Lansdowne Resort and Alexis Hotel due to their dispositions during the first quarter of 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)
Other fixed expenses includes ground rent expense, but excludes ground rent payments for The Roger, Harbor Court and Hotel Triton in both periods due to the hotels being subject to capital leases of land and building under GAAP. At The Roger, the base ground rent payment was $99 for the three months ended March 31, 2017 and 2016. At Harbor Court, the base and participating ground rent payment was $288 for the three months ended March 31, 2017 and $333 for the three months ended March 31, 2016.  At Hotel Triton, the base and participating ground rent payment was $456 for the three months ended March 31, 2017 and $489 for the three months ended March 31, 2016.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended
	March 31,
	2017	2016
Total Portfolio
Occupancy	77.7%	77.6%
Increase	0.2%
ADR	$228.39	$225.69
Increase	1.2%
RevPAR	$177.56	$175.03
Increase	1.4%

For the three months ended March 31, 2017
Market Detail	RevPAR Variance %
Boston	4.0%
Chicago	0.9%
Key West	(2.1)%
Los Angeles	(11.3)%
New York	(3.3)%
Other(2)	4.1%
Philadelphia	(1.5)%
San Diego Downtown	8.0%
San Francisco	(4.5)%
Washington, DC(3)	21.5%

(1)
Pro forma excludes Mason & Rook Hotel for the period the hotel was closed for renovation during the first quarter of 2016 and the comparable period in 2017. Pro forma excludes Hotel Deca, Lansdowne Resort and Alexis Hotel due to their dispositions during the first quarter of 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)	Other includes The Heathman Hotel in Portland, OR, Chaminade Resort in Santa Cruz, CA, L’Auberge Del Mar in Del Mar, CA and The Hilton San Diego Resort and Paradise Point Resort in San Diego, CA.

(3)	Mason & Rook Hotel is excluded due to the hotel’s closure and renovation during the first quarter of 2016.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1) - Continued
(in millions)
(unaudited)

Prior Year Operating Data (Excluding Hotel Triton, Hotel Deca, Lansdowne Resort, Alexis Hotel and Indianapolis Marriott Downtown) - 2016 Comparable

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2016	2016	2016	2016	2016
Occupancy	77.6%	89.1%	90.1%	81.3%	84.6%
ADR	$225.60	$259.23	$252.99	$242.37	$245.89
RevPAR	$175.04	$231.02	$228.01	$197.06	$207.94

Total hotel revenues	$235.6	$312.9	$303.0	$270.0	$1,121.5
Less: Total hotel expenses	172.4	192.0	191.5	183.6	739.5
Hotel EBITDA	$63.2	$120.9	$111.5	$86.4	$382.0

Hotel EBITDA Margin	26.8%	38.6%	36.8%	32.0%	34.1%

(1)
Pro forma excludes the Mason & Rook Hotel during the first quarter for comparable purposes, due to the hotel being closed for renovation during the first quarter of 2016. Pro forma excludes the results of operations of Hotel Triton due to its disposition in April 2017, Hotel Deca, Lansdowne Resort and Alexis Hotel due to their dispositions during the first quarter of 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and effectiveness of the third-party management companies operating its business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.
Trailing NOI Capitalization Rate
The Company calculates the weighted average capitalization rate by dividing the aggregate trailing 12-month net operating income of the subject hotels by the aggregate sales prices for such hotels. The Company defines net operating income as hotel revenues (room and other hotel operating revenues) less hotel expenses (hotel operating expenses, real estate and personal property taxes, insurance, ground rent, FF&E reserve, and other hotel expenses).